UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

YUMMY FLIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	20-8496798
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1848 South Lamar Ct. Lakewood, CO (Address of principal executive offices)	80232 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 129b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-17118 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.001 Per Share
(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of Yummy Flies, Inc. (the “Registrant”) contained in the Registrant’s Form S-1/A2 filed on December 17, 2012 with the United States Securities and Exchange Commission (File No. 333-17118 is incorporated by reference).

ITEM 2.  EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
3.4	Articles of Amendment to Articles of Incorporation(1)
10.1	NRS Authorized Dealer Agreement(2)
10.2	Addedum to NRS Agreement(2)
10.3	Agreement with Casey Dunnigan(2)
_____________

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on December 15, 2010.
(2)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s amended Registration Statement on Form S-1/A1 filed on August 22, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

YUMMY FLIES, INC.
Date: February 1, 2013	By: /s/ Gary Okizaki Gary Okizaki , Principal Executive Officer and President